Exhibit 99.1

United States Antimony Corporation

Reports Fiscal Year 2025 Financial and Operating Results

Revenues Up 163% YOY

Gross Profit Up 185% YOY

$354 Million in New Antimony Contracts Executed in 2025

“The Critical Minerals and ZEO Company”

~ Antimony, Cobalt, Tungsten, and Zeolite ~

DALLAS, TX / ACCESS Newswire / March 19, 2026 – United States Antimony Corporation (“USAC”, “US Antimony Corporation”, or the “Company”), (NYSE: UAMY) (NYSE Texas: UAMY) reported today its fiscal year 2025 financial and operational results.

Revenues in 2025 grew by $24.32 million, or 163%, to $39.26 million, compared to $14.94 million in 2024. Cost of revenues increased $17.91 million, or 156%, to $29.38 million in 2025. These two factors drove gross profit growth of $6.41 million, or a 185% increase to $9.87 million compared to $3.47 million in 2024. During 2025, gross margin improved by 2% to 25% compared to 23% in 2024. This improvement was realized prior to processing any of the Company’s in-house antimony mined in Montana or antimony deliveries under our government contract, both of which is expected to further enhance margins going forward. Operating expenses were $18.33 million in 2025, which is an increase of $12.47 million compared to the prior year, $6.7 million of which was non-cash charges.

The Company incurred a net loss of $4.34 million for the year ended December 31, 2025 compared to a net loss of $1.73 million in 2024. Included in the 2025 net loss was $6.7 million of net non-cash items, which consisted primarily of $7.08 million of non-cash share-based compensation expense, $1.3 million related to an increase in the IVA refund reserve, and $1.17 million of non-cash depreciation and amortization expense, partly offset by $3.32 million of unrealized gain on an investment in equity securities.

Antimony revenue increased $24.3 million, or 219%, to $35.4 million in 2025 compared to $11.1 million in the prior year. The increase was primarily driven by a 230% increase in the average selling price per pound as strong market demand and limited supply for antimony in 2025 drove prices higher.

Zeolite revenue increased $0.4 million, or 14%, to $3.4 million in 2025 compared to $2.9 million in 2024, reflecting an 8% increase in sales volume and a 6% increase in average sales price per ton.

The Company’s cash position, including its investment in U.S. Treasury securities and investment in equity securities, totaled $91.3 million at December 31, 2025, compared to cash only of $18.2 million at year-end 2024. During 2025, the Company received net proceeds of $36.7 million from the sale of common stock in “at the market offerings”, $67.6 million from three direct common stock offerings with three institutional investors, and $5.7 million from the exercise of pre-existing common stock warrants. Also in 2025, the Company invested $27.8 million in capital expenditures, which included $6.0 million for mineral rights purchases, approximately $17.1 million for engineering, machinery, and construction services to expand the capacity of its existing antimony smelting operations located in Thompson Falls, Montana, and $4.7 million for other property and equipment purchases. The Company also acquired 51.7 million shares, or approximately ten percent of the issued and outstanding shares of Larvotto Resources Limited, an Australian listed gold and antimony mining company, through open-market cash purchases totaling $37.2 million in cash.

The Company’s antimony inventory in 2025 was sourced from international third-party suppliers and mined from its Stibnite Hill, Montana in-house mining claims. This current inventory is at historically elevated levels. As of December 31, 2025 and 2024, inventory totaled 465 tons and 78 tons of antimony (both processed and unprocessed), respectively. The value of our antimony inventory is approximately $11.1 million at December 31, 2025 compared to $1.9 million at the end of last year, both calculated at the March 17, 2026 Rotterdam market price.

Worldwide antimony supply has been in a persistent deficit over the last few years, predominately due to Chinese production declines. With the worldwide embargo of export controls caused by China in the fall of 2024, prices of antimony increased over 400% to their highest levels in history in mid-2025. Prices have since moderated but are still up almost three times from historical levels. Even though supply concerns have somewhat moderated, antimony remains the “most critical” mineral due to its requirements in so many military applications along with a vast array of industrial uses. Antimony is near impossible to replace and unfortunately, the predominate reserves and refining capacity that exists today, remain in the most unstable and non-Western government friendly countries.

Today the Company is reiterating its previously provided 2026 gross revenue financial guidance of:

2026 Gross Revenues - $125 Million

Commenting on the fiscal year 2025 financial and operational results, Mr. Gary C. Evans, Chairman and CEO of US Antimony Corporation stated, “This past year represents the most significant period of growth and repositioning in our Company’s history. We more than doubled our revenues, materially expanded gross profit by almost 30%, secured multi-year government and commercial industrial contracts worth a combined $354 million, made investments in future critical mineral mining projects, and restarted domestic antimony mining operations of our own in Montana. While our financial results reflect the investment required to scale the organization and execute our vertical integration strategy, we believe the structural groundwork completed in 2025 positions us for further meaningful financial improvements in calendar 2026. As our internally owned and mined Montana feedstock begins flowing through our recently acquired flotation facility in Radersburg, Montana, along with our expanded smelting operations, soon to be operational, we expect improved margins and reduced reliance on international third-party ore as the year progresses. With a strong balance sheet and long-term sales contracts now in place, we are well positioned to capitalize on continued strength in the overall antimony market and especially our ever increasing share of the domestic market.

Additionally, we should see greater revenue growth in 2026 from recent gains in new customer relationships in our zeolite division at BRZ. Our expansion into other critical minerals is progressing extremely well as we anticipate being the first tungsten producer in North America in over twelve years. Tungsten prices surged over 200% last year after China halted exports in 2024. China today controls 84% of the global tungsten supply, which is one of the most critical minerals on earth. Meeting the continuing demands of our U.S. military for critical minerals in volatile times like we are currently experiencing is our mission. We also continue to seek additional financial assistance from various governmental divisions of our country in order to expedite our capital needs in a more timely manner to meet these ever growing national objectives. While many of our competitors talk a good story on where they plan to be in three to four years, we are executing and realizing financial results from our operations today.”

Conference Call Details

US Antimony management will host a conference call on Thursday, March 19, 2026, at 4:15 p.m. Eastern time to discuss its full financial results for Fiscal Year 2025, followed by a question-and-answer period. The conference call details are as follows:

Date: Thursday, March 19, 2026

Time: 4:15 p.m. Eastern time

Toll-free dial-in Number: 888-506-0062

International dial-in number: 973-528-0011

Participant Access Code: 389306

Webcast URL: https://www.webcaster5.com/Webcast/Page/2604/53780

The conference call will also be available for replay in the Investors section of the Company’s website, along with the transcript, at https://www.usantimony.com/investors.

About USAC:

United States Antimony Corporation and its subsidiaries in the U.S., Mexico, and Canada ("USAC," “U.S. Antimony,” the "Company," "Our," "Us," or "We") sell antimony, zeolite, and precious metals primarily in the U.S., Mexico, and Canada. The Company mines, purchases, and processes ore primarily into antimony oxide, antimony metal, antimony trisulfide, and precious metals at its facilities located in Montana and Mexico. Antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings, and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Antimony metal is used in bearings, storage batteries, and ordnance. Antimony trisulfide is used as a primer in ammunition. The Company also recovers precious metals, primarily gold and silver, at its Montana facility from third party ore. At its Bear River Zeolite (“BRZ”) facility located in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, soil amendment and fertilizer, and other miscellaneous applications. Beginning in 2024 and continuing in 2025, the Company acquired mining claims, real properties (patented claims) and leases located in Alaska, Montana, and Ontario, Canada in an effort to reduce the cost of third-party antimony ore purchases and to expand its product offerings.

Learn more about United States Antimony Corporation at www.usantimony.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Company’s future operations, production levels, financial performance, business strategy, market conditions, demand for antimony, zeolite, other critical minerals, and precious metals, expected costs, and other statements that are not historical facts. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which the Company operates, as well as management’s beliefs and assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “could,” and variations of these words or similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in such statements, including, but not limited to: fluctuations in the market prices and demand for antimony and zeolite; changes in domestic and global economic conditions; operational risks inherent in mining and mineral processing; geological or metallurgical conditions; availability and cost of energy, equipment, transportation, and labor; the Company’s ability to maintain or obtain permits, licenses, and regulatory approvals; changes in environmental and mining laws or regulations; competitive factors; the impact of geopolitical developments; and the effects of weather, natural disasters, or health pandemics on operations and supply chains. Additional information regarding risk factors that could cause actual results to differ materially is included in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Investor Relations Contact:	Media Relations Contact:
Jonathan Miller, VP, Investor Relations	Anthony D. Andora
4438 W. Lovers Lane, Unit 100	Edge Consulting, Inc.
Dallas, Texas 75209	1560 Market Street, Ste. 701
E-Mail: Jmiller@usantimony.com	Denver, Colorado 80202
Phone: 406-606-4117	E-Mail: Anthony@EdgeConsultingSolutions.com
Phone: 720-317-8927

UNITED STATES ANTIMONY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2025	2024
Revenues	$39,257,708	$14,937,962
Cost of revenues	29,384,196	11,471,044
Gross profit	9,873,512	3,466,918
Operating expenses:
General and administrative	3,125,033	2,052,852
Salaries and benefits	11,580,637	2,350,021
Professional fees	2,355,641	968,750
Loss on sale or disposal of property, plant and equipment, net	51,350	11,097
Gain on lease termination	(469,822)	-
Other operating expenses	1,689,538	475,010
Total operating expenses	18,332,377	5,857,730
Loss from operations	(8,458,865)	(2,390,812)
Other income (expense), net:
Interest and investment income	810,546	668,543
Unrealized gain on investment in equity securities	3,321,486	-
Other miscellaneous income (expense), net	(12,693)	(8,135)
Total other income, net	4,119,339	660,408
Loss before income taxes	(4,339,526)	(1,730,404)
Income tax expense	-	-
Net loss	(4,339,526)	(1,730,404)
Preferred dividends	(7,500)	(7,500)
Net loss available to common shareholders	$(4,347,026)	$(1,737,904)

Net loss per share:
Basic	$(0.04)	$(0.02)
Diluted	$(0.04)	$(0.02)
Weighted average shares outstanding:
Basic	123,635,364	108,591,429
Diluted	123,635,364	108,591,429

UNITED STATES ANTIMONY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2025	2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$30,494,320	$18,172,120
Investment securities held to maturity	4,577,706	-
Accounts receivable, net	4,213,305	1,099,771
Inventories	12,522,009	1,245,724
Prepaid expenses and other current assets	434,842	160,954
Note receivable	2,500,000	-
Total current assets	54,742,182	20,678,569
Property, plant and equipment, net	42,374,839	12,891,447
Operating lease right-of-use assets	48,106	565,289
Investment securities held to maturity - noncurrent	15,773,251	-
Investment in equity securities	40,494,328	-
Restricted cash for reclamation bonds	162,756	98,778
Other assets, net	330,207	408,519
Total assets	$153,925,669	$34,642,602
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$6,924,518	$1,545,708
Accrued liabilities	2,937,842	1,560,580
Accrued liabilities – directors	143,931	141,287
Current portion of operating lease liabilities	34,103	626,562
Current portion of long-term debt	136,942	132,252
Total current liabilities	10,177,336	4,006,389
Operating lease liabilities, net of current portion	14,003	129,007
Long-term debt, net of current portion	58,483	195,425
Asset retirement obligations	2,720,658	1,711,108
Total liabilities	12,970,480	6,041,929
COMMITMENTS AND CONTINGENCIES (Note 13)
STOCKHOLDERS' EQUITY
Preferred stock $0.01 par value, 50,000,000 shares authorized:
Series A - no shares issued and outstanding	-	-
Series B - 750,000 shares issued and outstanding (liquidation preference $982,500 and $975,000, respectively)	7,500	7,500
Series C - 177,904 shares issued and outstanding (liquidation preference $97,847 both periods)	1,779	1,779
Series D - no shares issued and outstanding	-	-
Common stock, $0.01 par value, 250,000,000 shares authorized; 140,042,270 and 112,951,317 shares issued and outstanding, respectively	1,400,423	1,129,512
Treasury stock (149,639 and no shares of common stock at cost, respectively)	(574,153)	-
Additional paid-in capital	185,608,189	68,610,905
Accumulated deficit	(45,488,549)	(41,149,023)
Total stockholders' equity	140,955,189	28,600,673
Total liabilities and stockholders' equity	$153,925,669	$34,642,602

UNITED STATES ANTIMONY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,339,526)	$(1,730,404)
Adjustments to reconcile loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,166,579	1,085,747
Accretion of asset retirement obligation	77,932	73,081
Noncash operating lease expense	289,542	190,280
Share-based compensation	7,081,705	568,588
Accretion income from investment in debt securities held to maturity	(416,004)	—
Loss on sale or disposal of property, plant and equipment, net	51,350	11,097
Gain on lease termination	(469,822)	—
Write-down of inventory to net realizable value	919,053	65,647
Change in allowance for credit losses	(9,256)	(261,047)
Unrealized gain on investment in equity securities	(3,321,486)	—
Change in IVA receivable reserve	1,300,620	140,057
Other noncash items	—	(16,107)
Changes in operating assets and liabilities:
Accounts receivable	(3,104,278)	(213,468)
Inventories	(12,195,338)	74,738
Prepaid expenses and other current assets	(283,888)	(68,585)
IVA receivable and other assets, net	(1,222,308)	(39,339)
Accounts payable	3,404,226	1,088,773
Accrued liabilities	1,377,262	1,273,310
Accrued liabilities – directors	2,644	16,477
Stock payable to directors	—	(38,542)
Net cash (used in) provided by operating activities	(9,690,993)	2,220,303
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from redemption of certificates of deposit	—	72,898
Purchases of investment in debt securities held to maturity	(19,934,953)	—
Purchases of equity investment securities	(37,172,842)	—
Issuance of note receivable	(2,500,000)	—
Proceeds from sales or disposals of property, plant and equipment	13,366	315,625
Purchases of property, plant and equipment	(27,808,485)	(430,596)
Net cash used in investing activities	(87,402,914)	(42,073)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(132,252)	(103,488)
Proceeds from exercises of stock options	117,667	—
Acquisition of treasury stock related to equity awards	(449,475)	—
Proceeds from issuance of common stock, net of issuance costs	104,211,214	2,759,681
Proceeds from exercise of warrants	5,732,931	1,481,840
Net cash provided by financing activities	109,480,085	4,138,033
NET INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	12,386,178	6,316,263
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	18,270,898	11,954,635
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$30,657,076	$18,270,898

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid in cash	$16,654	$8,869
NON-CASH FINANCING AND INVESTING ACTIVITIES:
Recognition of operating lease liability and right-of-use asset	$86,188	$787,477
Equipment purchased with note payable	$—	$402,722
Property and equipment included in accounts payable	$1,974,584	$—